UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 12, 2010
MGM Resorts International

(Exact name of registrant as specified in its charter)

Delaware	001-10362	88-0215232

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109

(Address of principal executive offices — Zip Code)
(702) 693-7120

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On October 12, 2010, MGM Resorts International (the “Company”) issued a press release, furnished as Exhibit 99 to this Current Report on Form 8-K, to announce the Company’s preliminary results of operations for the third quarter of 2010. The information in this Item 2.02 and Exhibit 99 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
ITEM 2.06 MATERIAL IMPAIRMENTS
The Company recently received an offer for its 50% economic interest in the Borgata Hotel Casino & Spa (“Borgata”) based on an enterprise value of $1.35 billion for the entire asset. Based on Borgata’s September 30, 2010 debt balances, the offer equates to slightly in excess of $250 million for the Company’s 50% interest. On October 12, 2010, the Board of Directors of the Company has authorized submission of this offer to Boyd Gaming Corporation (“Boyd”), which owns the other 50% interest, in accordance with the right of first refusal provisions included in the joint venture agreement. Under such agreement, the Company has an obligation to first offer its interest in Borgata on the same terms and price to Boyd. Accordingly, on October 12, 2010, the Company delivered notice to Boyd regarding the offer, which under the joint venture agreements triggers Boyd’s right of first refusal and requires Boyd to accept the offer or object to the sale within 30 days after delivery of the Company’s notice. The Company may consummate the proposed transaction on the above or substantially similar terms within 90 days or such longer period, not in excess of 180 days, as may be necessary to satisfy applicable regulatory requirements — after the expiration of Boyd’s 30-day option period. The consummation of any such transaction as a result of the offer is subject to negotiation of final documents, due diligence, and regulatory approval.
The Company determined on October 12, 2010, the date of the action by the Company’s Board of Directors to authorize submission of the offer to Boyd, that an impairment may be indicated. The carrying value of the Company’s investment in Borgata was in excess of the indicated proceeds and the Company believes that the indicated proceeds are the best indication of fair value at September 30, 2010; therefore, the Company will record a pre-tax impairment charge of $128 million in the third quarter of 2010.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

99	Press release of the Registrant, dated October 12, 2010, announcing preliminary financial results for the quarter ended September 30, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MGM Resorts International
Date: October 12, 2010	By:	/s/ ROBERT C. SELWOOD
Robert C. Selwood,
Executive Vice President — Chief Accounting Officer